Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of resTORbio, Inc. (the “Company”) for the quarter ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, that, to the best of their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chen Schor
Chen Schor
President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 13, 2018

/s/ John J. McCabe
John J. McCabe
Vice President, Finance
(Principal Financial and Accounting Officer)

Dated: November 13, 2018